Exhibit 77(q)

Exhibits

(a)(1)   Articles of Amendment effective April 30, 2010, changing the name of ING Growth and Income Fund to ING Core Equity Research Fund  – Filed herein.

(e)(1)   Amended and Restated Schedule A dated December 2009 to the Amended Investment Management Agreement dated April 1, 2004 between ING Series Fund, Inc. and ING Investments, LLC – Filed as an Exhibit to Post-Effective Amendment No. 133 to the Registrant’s Form N-1A Registration Statement on February 24, 2010 and incorporated herein by reference.

(e)(2)   Amended and Restated Schedule A dated December 2009 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. – Filed as an Exhibit to Post-Effective Amendment No. 133 to the Registrant’s Form N-1A Registration Statement on February 24, 2010 and incorporated herein by reference.